UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 6, 2025
Date of Report (date of Earliest Event Reported)
NEWTEKONE, INC.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC
8.00% Notes due 2028	NEWTI	Nasdaq Global Market LLC
8.50% Notes due 2029	NEWTG	Nasdaq Global Market LLC
8.625% Notes due 2029	NEWTH	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2025, NewtekOne, Inc., a Maryland corporation (the “Company”) entered into an Amended and Restated Equity Distribution Agreement (the “Amended and Restated Equity Distribution Agreement”), by and among the Company and the several Placement Agents (as defined below). The Amended and Restated Equity Distribution Agreement amends and restates the Equity Distribution Agreement dated November 17, 2023, entered into by and among the Company and Keefe, Bruyette & Woods, Inc., B. Riley Securities, Inc., Compass Point Research & Trading, LLC, Ladenburg Thalmann & Co. Inc., Raymond James & Associates, Inc. and UBS Securities LLC (the “Original Placement Agents”) relating to the offer and sale of up to 3,000,000 shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”) in order to increase the number of shares subject to offer and sale pursuant to the Amended and Restated Equity Distribution Agreement (inclusive of the 1,100,000 shares of Common Stock previously sold under the 2023 Equity Distribution Agreement) from 3,000,000 to 5,000,000 (the “Shares”) and to add Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC, Lucid Capital Markets, LLC, Roth Capital Partners, LLC and Hovde Group, LLC as additional placement agents (such additional placement agents together with the Original Placement Agents, the “Placement Agents”).

Pursuant to the Amended and Restated Equity Distribution Agreement, the Company may offer and sell the Shares from time to time through the Placement Agents acting as the Company’s sales agents in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Market® or any other existing trading market in the United States for the Common Stock, sales made to or through a market maker and/or in any other method permitted by law, including in privately negotiated transactions.

The foregoing description of the Amended and Restated Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Equity Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Robert Fraley, Senior Counsel of the Company, relating to the legality of the issuance and sale of the Shares to be sold pursuant to the prospectus supplement, dated November 17, 2023, as amended by Amendment No. 1 thereto dated June 6, 2025 (the “Prospectus Supplement”), is filed as Exhibit 5.1 hereto.

The Shares, if any, will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-269452) and the Prospectus Supplement, as further amended or supplemented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

1.1
Amended and Restated Equity Distribution Agreement, by and among NewtekOne, Inc., Keefe, Bruyette & Woods, Inc., B. Riley Securities, Inc., Cantor Fitzgerald & Co., Compass Point Research & Trading, LLC, H.C. Wainwright & Co., LLC, Hovde Group, LLC, Ladenburg Thalmann & Co. Inc., Lucid Capital Markets, LLC, Raymond James & Associates, Inc., Roth Capital Partners, LLC and UBS Securities LLC, dated June 6, 2025.

5.1	Opinion of Robert Fraley.

23.1	Consent of Robert Fraley (included in Exhibit 5.1).

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEKONE, INC.

Date: June 6, 2025	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board